Filed Pursuant to Rule 424(b)(5)
Registration No. 333-262462

PROSPECTUS SUPPLEMENT

(To the Prospectus dated February 10, 2022)

351,928 Shares of Class A Common Stock

Pre-Funded Warrants to Purchase 108,902 Shares of Class A Common Stock

Shares of Class A Common Stock Underlying the Pre-Funded Warrants

We are offering 351,928 shares (the “Shares”) of our Class A common stock, par value $0.0001 per share (the “Class A common stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 108,902 shares of our Class A common stock (and the shares of Class A common stock underlying such Pre-Funded Warrants) directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The offering price per Share and per Pre-Funded Warrant is $2.17 and $2.1699, respectively (each being coupled with one unregistered Series A Warrant (as defined below) and one unregistered Series B Warrant (as defined below). The Pre-Funded Warrants will have an exercise price of $0.0001 per share and will be exercisable upon issuance until exercised in full.

In a concurrent private placement, we are also offering to the purchasers of the Shares and/or the Pre-Funded Warrants, Series A warrants (the “Series A Warrants”) to purchase up to 460,830 shares of our Class A common stock and Series B warrants (the “Series B Warrants”) to purchase up to 460,830 shares of our Class A common stock (collectively, the “Purchase Warrants”). Each of the Series A Warrants and the Series B Warrants has an exercise price of $2.17 per share. The shares of our Class A common stock issuable upon the exercise of the Purchase Warrants are collectively referred to as the “Warrant Shares.” The Purchase Warrants will become exercisable on the effective date of the stockholder approval for the issuance of the Warrant Shares upon exercise of the Purchase Warrants (the “Stockholder Approval Date”). The Series A Warrants will expire five and one-half years following the Stockholder Approval Date and the Series B Warrants will expire 18 months following the Stockholder Approval Date. The Purchase Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Purchase Warrants and the Warrant Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “MSGM.” On July 25, 2024, the last reported sale price of our Class A common stock on the Nasdaq Capital Market was $2.17 per share. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Class A common stock held by non-affiliates is approximately $3,478,560, which is calculated based on 1,242,343 shares of our Class A common stock held by non-affiliates and a price of our Class A common stock of $2.80, the closing price of our Class A common stock on June 6, 2024, which is the highest closing sale price of our Class A common stock on the Nasdaq Capital Market within the prior 60 days of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our Class A common stock held by non-affiliates in any 12 calendar-month period, so long as the aggregate market value of our Class A common stock held by non-affiliates is less than $75 million. During the prior 12 calendar month period ending on, and including, the date of this prospectus (but excluding this offering), we have sold an aggregate of approximately $9,000 of shares of our Class A common stock pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company” and a “smaller reporting company” under applicable Securities and Exchange Commission (“SEC”) rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus supplement and future filings. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

The sales of the shares of Class A common stock, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Purchase Warrants and the Warrant Shares will be made in accordance with securities purchase agreements, dated as of July 26, 2024, by and between us and the investors named therein (the “Securities Purchase Agreement”).

We have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered in this offering. The Placement Agent is not purchasing or selling any of the securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account. We will also issue to the Placement Agent, or its designees, warrants to purchase up to 27,650 shares of our Class A common stock (the “Placement Agent Warrants”) as part of the compensation payable to the Placement Agent in connection with this offering. The Placement Agent Warrants and the shares of our Class A common stock issuable thereunder are not being registered pursuant to this prospectus supplement and the accompanying prospectus. The Placement Agent Warrants will have substantially the same terms as the Purchase Warrants described above, except that the Placement Agent Warrants will have an exercise price of $2.7125 per share (representing 125% of the combined purchase price per share and accompanying Purchase Warrants) and will expire five (5) years following the commencement of the sales pursuant to this offering. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See the information contained under “Risk Factors” on page S-4 of this prospectus supplement and in the documents incorporated herein by reference.

	Per Share and Accompanying Purchase Warrants	Per Pre-Funded Warrant and Accompanying Purchase Warrants	Total(1)
Offering Price	$2.1700	$2.1699	$1,000,001
Placement Agent Fees(2)	$0.1519	$0.1519	$70,000
Proceeds, Before Expenses, to Us	$2.0181	$2.0180	$930,001

(1)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Purchase Warrants being issued in the concurrent private placement.

(2)	In addition, we have agreed (i) to pay for certain expenses and (ii) to issue to the Placement Agent or its designees the Placement Agent Warrants to purchase a number of shares of our Class A common stock equal to 6.0% of the aggregate number of shares of Class A common stock and shares of Class A common stock issuable upon the exercise of the Pre-Funded Warrants included in this offering, or 27,650 shares of Class A common stock, at an exercise price equal to 125% of the offering price, or $2.7125 per share. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for additional information regarding compensation payable to the Placement Agent, including the Placement Agent Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of Class A common stock and Pre-Funded Warrants is expected to be made on or about July 29, 2024, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 26, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, we may offer securities having an aggregate offering price of up to $100,000,000 under the accompanying base prospectus. This prospectus supplement may add to, update or change information in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus.

We provide information to you about this offering of shares of our Class A common stock and Pre-Funded Warrants in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering of Shares and the Pre-Funded Warrants; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we may provide to you in connection with this offering and the information incorporated or deemed to be incorporated by reference therein. We have not, and the Placement Agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Placement Agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying base prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

We are offering to sell, and are seeking offers to buy, the Class A common stock and the Pre-Funded Warrants only in jurisdictions where such offers and sales are permitted. No action has been or will be taken in any jurisdiction by us or the Placement Agent that would permit a public offering of the Class A common stock and the Pre-Funded Warrants or the possession or distribution of this prospectus supplement and the accompanying base prospectus in any jurisdiction, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the Pre-Funded Warrants and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context requires otherwise, references in this prospectus to the “Company,” “we,” “us” and “our” refer to Motorsport Games Inc., a Delaware corporation, and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus supplement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in this section of the prospectus supplement titled “Risk Factors.” Furthermore, such forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Please consider our forward-looking statements in light of those risks as you read this prospectus supplement and the accompanying base prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus supplement and the accompanying base prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying base prospectus, as the case may be, or that any information incorporated by reference into this prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any shares of our Class A common stock, you should consider carefully all of the factors set forth or referred to in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference that could cause actual results to differ.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail elsewhere in this prospectus supplement and in the documents incorporated by reference herein and in the accompanying base prospectus. This summary is not intended to be complete and does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, especially the “Risk Factors” section beginning on page S-4 and other documents or information included or incorporated by reference in this prospectus supplement before making an investment decision.

Company Overview

Motorsport Games is a racing game developer, publisher and esports ecosystem provider of official motorsport racing series, including the iconic 24 Hours of Le Mans endurance race (“Le Mans”) and the associated FIA World Endurance Championship (the “WEC”). Our portfolio also includes the KartKraft karting simulation game, as well as Studio 397 B.V. (“Studio397”) and their rFactor 2 realistic racing simulator technology and platform.

Our purpose is to make the thrill of motorsports accessible to everyone by creating the highest quality, most sophisticated and innovative experiences for racers, gamers and fans of all ages. Our products and services target a large global motorsport audience. The latest figures reported from 2023 show Le Mans, which includes the WEC, having an estimated combined global fanbase of over 113 million, while the global fanbase for Formula 1 was estimated to be 1.61 billion.

We develop and publish multi-platform racing video games including for game consoles, personal computers (PCs) and mobile platforms through various retail and digital channels, including full-game and downloadable content (“DLC”). We have obtained the official licenses to develop multi-platform games for the 24 Hours of Le Mans race and the WEC. Additionally, we have a limited non-exclusive right and license to, among other things, sell our NASCAR games and DLCs that are currently in our product portfolio through December 31, 2024. For fiscal years 2023 and 2022, 72% and 63% of our total revenue, respectively, was generated from sales of our NASCAR racing video games. For the three months ended March 31, 2024 and 2023, 49% and 57% of our total revenue, respectively, was generated from sales of our NASCAR racing video games.

We are striving to become a leader in organizing and facilitating esports tournaments, competitions, and events for our licensed racing games. In 2023, we organized the grand finale of the Le Mans Virtual Series 2022/23, the 24 Hours of Le Mans Virtual event, which had a cumulative total of approximately 8.8 million video views with approximately 27 million minutes watched. The 24 Hours of Le Mans Virtual event had a global audience of 5 million across television (TV)/over-the-top (OTT) channels. We continue to leverage esports competitions to bring wider awareness and engagement to our gaming products, while creating inspiring event spectacles for our viewers.

Recent Business Developments

On October 3, 2023, we sold our NASCAR licensed rights under that certain Second Amended and Restated Distribution and License Agreement with NASCAR Team Properties (“NTP”) (the “NASCAR License”) to iRacing.com Motorsport Simulations, LLC. Prior to the sale of our NASCAR License, we had been the official video game developer and publisher for the NASCAR video game racing franchise and had the exclusive right to create and organize esports leagues and events for NASCAR using our NASCAR racing video games, in each case, subject to certain limited exceptions. Concurrently with the sale of our NASCAR License, we entered into an agreement with NTP pursuant to which we have a limited non-exclusive right and license to, among other things, sell our NASCAR games and DLCs that are currently in our product portfolio through December 31, 2024 (the “NASCAR New Limited License”).

On October 26, 2023, BARC (TOCA) Limited (“BARC”), the exclusive promoter of the British Touring Car Championship (the “BTCC”), delivered notice to us terminating the license agreement between the parties relating to our development of video games and the organization and facilitation of esports events for the BTCC (the “Previous BTCC License”), effective as of November 3, 2023. As a result, we no longer have the right to develop and publish the video games for the BTCC racing series or to create and organize its esports leagues and events.

S-1

On November 8, 2023, INDYCAR, LLC delivered notice to us terminating the license agreements between the parties relating to our development of video games and the organization and facilitation of esports events for the INDYCAR racing series (collectively, the “INDYCAR License”), effective immediately. As a result, we no longer have the right to develop and publish the video games for the INDYCAR racing series or to create and organize its esports leagues and events.

On February 20, 2024, we released Le Mans Ultimate on PC in early access. Le Mans Ultimate is the official game of the WEC and 24 Hours of Le Mans and is the first officially licensed and dedicated 24 Hours of Le Mans video game release in over twenty years.

On April 12, 2024, we and BARC entered into a settlement agreement relating to the Previous BTCC License, whereby the parties concurrently entered into a new license agreement pursuant to which BARC granted us a non-exclusive license to use certain licensed intellectual property relating to the BTCC for official BTCC DLC digitally purchased for the rFactor 2 video game through December 31, 2026.

On April 26, 2024, we sold certain assets related to our motorsport and racing games community content platform in furtherance of streamlining our operations, reduction of operational costs and divestiture of non-core components.

Corporate Information

Motorsport Gaming US LLC was organized as a limited liability company on August 2, 2018, under the laws of the State of Florida. On January 8, 2021, Motorsport Gaming US LLC converted into a Delaware corporation pursuant to a statutory conversion and changed its name to Motorsport Games Inc. in connection with our initial public offering. Effective as of January 8, 2021, 100% of the membership interests held by the sole member of Motorsport Gaming US LLC, Motorsport Network LLC, converted into an aggregate of (i) 7,000,000 shares of Class A common stock of Motorsport Games Inc. and (ii) 7,000,000 shares of Class B common stock of Motorsport Games Inc., representing all of the outstanding shares of Class A and Class B common stock immediately following the corporate conversion.

Our principal executive offices are located at 5972 NE 4th Avenue Miami, FL 33137, and our telephone number is (305) 507-8799. Our website address is www.motorsportgames.com. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus supplement.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

●	requiring only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Securities Act filings;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002 (“SOX”).

We may take advantage of these exemptions for up to five (5) years or such earlier time that we are no longer an “emerging growth company.” We will continue to remain an “emerging growth company” until the earliest of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

We are also a “smaller reporting company” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our common stock) or a public float (based on our common stock) that is less than $700 million and annual revenues of $100 million or more during the most recently completed fiscal year.

We may choose to take advantage of some, but not all, of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to avail ourselves of the extended transition period for complying with new or revised financial accounting standards. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult.

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THE OFFERING

Securities offered by us

351,928 shares of our Class A common stock

Pre-funded warrants to purchase up to 108,902 shares of our Class A common stock at an exercise price of $0.0001 per share. Each pre-funded warrant will be exercisable immediately upon issuance and will not expire until exercised in full. This prospectus supplement also relates to the offering of the shares of Class A common stock issuable upon exercise of such Pre-Funded Warrants. See “Description of Securities We Are Offering—Pre-Funded Warrants” for a discussion on the terms of the Pre-Funded Warrants.

Offering price per Share or Pre-Funded Warrant	$2.17 per Share and $2.1699 per Pre-Funded Warrant

Common stock to be outstanding after this offering	3,183,558 shares (1)

Use of proceeds	We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes. See “Use of Proceeds.”

Concurrent Private Placement	In a concurrent private placement, we are selling to the investors purchasing the Shares and/or Pre-Funded Warrants in this offering Series A Warrants to purchase up to 460,830 of our shares of our Class A common stock at an exercise price of $2.17 per share and Series B Warrants to purchase up to 460,830 of our shares of our Class A common stock at an exercise price of $2.17 per share. The Purchase Warrants will become exercisable on the Stockholder Approval Date for the issuance of the shares of our Class A common stock issuable upon exercise of the Purchase Warrants. The Series A Warrants will expire five and one-half years following the Stockholder Approval Date and the Series B Warrants will expire 18 months following the Stockholder Approval Date. The Purchase Warrants and the Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Purchase Warrants and the Warrant Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. See “Concurrent Private Placement Transaction.”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our Class A common stock and/or Pre-Funded Warrants.

Nasdaq Capital Market symbol	“MSGM.” There is no established trading market for the Pre-Funded Warrants and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited.

(1)	Includes the shares underlying the Pre-Funded Warrants, but excludes the shares underlying the Purchase Warrants.

The number of shares of our Class A common stock that will be outstanding immediately after this offering as shown above is based on 2,722,728 shares outstanding as of July 25, 2024, and, unless otherwise indicated excludes:

●	97,919 shares of our Class A common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $135.95 per share;

●	2,081 additional shares of our Class A common stock reserved for future issuance under our equity incentive plans;

●	33,574 shares of our Class A common stock to be issued upon exercise of outstanding warrants having a weighted average exercise price of $25.95 per share;

●

921,660 shares of our Class A common stock issuable upon the exercise of the Purchase Warrants offered in the concurrent private placement with an exercise price of $2.17 per share for each of the Series A Warrants and the Series B Warrants; and

●	27,650 shares of our Class A common stock issuable upon the exercise of the Placement Agent Warrants issued as compensation to our Placement Agent or its designees with an exercise price of $2.7125 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of outstanding stock options or warrants, and (ii) no exercise of the Pre-Funded Warrants offered and sold in this offering, or the Purchase Warrants or Placement Agent Warrants issued in the concurrent private placement.

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RISK FACTORS

Investing in our securities involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should consider carefully the risks described below and those described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2023, any subsequent Annual Reports on Form 10-K, any “Risk Factors” included in subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying base prospectus before deciding whether to purchase any of the Class A common stock and the Pre-Funded Warrants being offered under this prospectus supplement. If any of the risks actually occur, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our Class A common stock and the value of the Pre-Funded Warrants could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement or the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus as a result of different factors, including the risks we face described below.

Risks Related to this Offering

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes. The timing and amount of our actual expenditures will be based on many factors. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our Class A common stock or Pre-Funded Warrants. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our Class A common stock or the value of our Pre-Funded Warrants to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

If you purchase shares of our Class A common stock and Pre-Funded Warrants sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our Class A common stock being offered may be higher than the net tangible book value per share of our outstanding Class A common stock prior to this offering. Based on an aggregate of 351,928 shares of our Class A common stock are sold at a price of $2.17 per share and Pre-Funded Warrants to purchase 108,902 are sold at a price of $2.1699 per warrant, for aggregate gross proceeds of approximately $1.0 million, and after deducting placement agent fees and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $3.30 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors.

There is no public market for the Pre-Funded Warrants to purchase shares of our Class A common stock being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

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The Pre-Funded Warrants purchased in this offering do not entitle the holder to any rights as common stockholders until the holder exercises the warrant for shares of our Class A common stock.

Until you acquire shares of our Class A common stock upon exercise of your Pre-Funded Warrants purchased in this offering, such warrants will not provide you any rights as a common stockholder, except as set forth therein. Upon exercise of your Pre-Funded Warrants purchased in this offering, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

Our need for future financing may result in the issuance of additional securities, which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors, including if we elect to acquire other companies, technologies, or assets. Accordingly, we will need to obtain substantial additional funding in connection with our continuing and future operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our stockholders.

We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into our Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

Substantial future sales of our Class A common stock, or the perception that such sales may occur, could depress the price of our Class A common stock.

A substantial number of shares of our Class A common stock are freely tradable without restriction under the Securities Act, except for any shares of our Class A common stock that may be held or acquired by our directors, executive officers and other affiliates (as that term is defined in the Securities Act), including Driven Lifestyle LLC, which generally may not be sold in the public market unless the sale is registered under the Securities Act or an exemption from registration is available.

Further, Driven Lifestyle LLC has registration rights, subject to certain conditions, to require us to file registration statements to register the resale of certain shares of our Class A common stock it holds or to include such shares for resale in registration statements that we may file for ourselves or other stockholders. Accordingly, sales of substantial amounts of our Class A common stock in the public market, or the perception that these sales could occur, including sales by Driven Lifestyle LLC, could adversely affect the price of our Class A common stock and could impair our ability to raise capital through the sale of additional shares.

We have also filed a registration statement registering under the Securities Act the shares of our Class A common stock reserved for issuance under the Motorsport Games Inc. 2021 Equity Incentive Plan for the grants of equity-based awards to employees, directors and consultants. If these award recipients cause a large number of shares to be sold in the public market, such sales could also reduce the trading price of our Class A common stock and impede our ability to raise future capital.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Class A common stock.

Our Certificate of Incorporation, as amended, authorizes the issuance of 100,000,000 shares of our Class A common stock, 7,000,000 shares of our Class B common stock and 1,000,000 shares of preferred stock. Holders of our Class A common stock and Class B common stock are entitled to one vote and ten votes, respectively, for each share held on all matters submitted to a vote of stockholders. In certain circumstances, the Class A common stock, as well as the awards available for issuance under our equity incentive plans, can be issued by our board of directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of preferred stock and our Class A common stock.

Because we will not declare cash dividends on our Class A common stock in the foreseeable future, stockholders must rely on appreciation of the value of our Class A common stock for any return on their investment.

We have never declared or paid cash dividends on our Class A common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Class A common stock, if any, will provide a return to investors in this offering.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 351,928 shares of the Class A common stock and the Pre-Funded Warrants to purchase 108,902 shares of our Class A common stock that we are offering (together with the concurrent private placement of the Purchase Warrants) will be approximately $750,000, after deducting the placement agent fees and estimated offering expenses payable by us.

We will only receive additional proceeds from the exercise of the Purchase Warrants issuable in connection with the private placement if the Purchase Warrants are exercised and the holders of such Purchase Warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the Purchase Warrants. If all of the Purchase Warrants were exercised for cash, we would receive approximately $2 million in proceeds from such exercises.

We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities. We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including if we elect to acquire other companies, technologies, or assets. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We may find it necessary or advisable to reallocate the net proceeds of this offering; however, any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and we do not currently intend to pay any cash dividends on our capital stock, including our shares of Class A common stock, in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our capital stock will be at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

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DILUTION

Our net tangible book value as of March 31, 2024 was approximately $(4.4) million, or $(1.60) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our Class A common stock outstanding as of March 31, 2024. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our Class A common stock in this offering and the net tangible book value per share of our Class A common stock immediately after this offering.

After giving effect to the sale of 351,928 shares of our Class A common stock in this offering at an offering price of $2.17 per share and the sale of Pre-Funded Warrants to purchase 108,902 shares of our Class A common stock at an offering price of $2.1699 per warrant and the full exercise of the Pre-Funded Warrants and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $(3.64) million, or $(1.13) per share. This represents an immediate increase in as adjusted net tangible book value of $0.47 per share to existing stockholders and an immediate dilution of $3.30 per share to new investors purchasing securities in this offering. The following table illustrates this per share dilution:

Offering price per share		$2.17
Historical net tangible book deficit per share as of March 31, 2024	$(1.60)
Increase in net tangible book value per share attributable to investors purchasing shares of our Class A common stock in this offering	$0.47
As adjusted net tangible book value per share after giving effect to this offering		$(1.13)
Dilution per share to investors purchasing shares of our Class A common stock in this offering		$3.30

The table and discussion above are based on 2,722,728 shares of our Class A common stock issued and outstanding as of March 31, 2024 and excludes as of that date:

●	97,919 shares of our Class A common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $135.95 per share;

●	2,081 additional shares of our Class A common stock reserved for future issuance under our equity incentive plans; and

●	33,574 shares of our Class A common stock to be issued upon exercise of outstanding warrants having a weighted average exercise price of $25.95 per share.

To the extent that any outstanding options are exercised, new options or additional securities are issued under our equity incentive plans, or we otherwise issue additional shares of our Class A common stock in the future, at a price less than the offering price, there will be further dilution to the investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

See “Description of Capital Stock—Common Stock” on page 8 of the accompanying base prospectus for a description of the material terms of our Class A common stock.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrants. You should carefully review the terms and provisions of the form of the Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants. A copy of the form of Pre-Funded Warrant will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

Overview. The term “pre-funded” refers to the fact that the purchase price of our Class A common stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Class A common stock following the consummation of this offering the opportunity to invest capital into our company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Class A common stock that would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration and Exercise Price. The Pre-Funded Warrants offered hereby will entitle the holder thereof to purchase up to an aggregate of 108,902 shares of our Class A common stock at a nominal exercise price of $0.0001 per share (except in the case of a cashless exercise as described below), commencing immediately on the date of issuance, expected to be July 29, 2024. The Pre-Funded Warrants will be issued separately from the Class A common stock, and may be transferred separately immediately thereafter.

Exercise Limitation. The holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, the holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of any Pre-Funded Warrants in payment of the aggregate exercise price, the holder may, at its option, instead receive upon such exercise (either in whole or in part) only the net number of shares of Class A common stock determined according to a formula set forth in the Pre-Funded Warrants.

Exercise Price Adjustment. The exercise price of the Pre-Funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Class A common stock, the holder of a Pre-Funded Warrants does not have the rights or privileges of a holder of our Class A common stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

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CONCURRENT PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of the Class A common stock and the Pre-Funded Warrants in this offering, we will issue to the investors in this offering, Purchase Warrants to purchase up to an aggregate of 921,660 shares of our Class A common stock (Series A Warrants to purchase up to 460,830 shares of our Class A common stock and Series B Warrants to purchase up to 460,830 shares of our Class A common stock) at an exercise price of $2.17 per share for each of the Series A Warrants and the Series B Warrants. The Purchase Warrants will become exercisable on the Stockholder Approval Date for the issuance of the shares of our Class A common stock issuable upon exercise of the Purchase Warrants. The Series A Warrants will expire five and one-half years following the Stockholder Approval Date and the Series B Warrants will expire 18 months following the Stockholder Approval Date. We are required to hold an annual or special meeting of stockholders on or prior to the date that is ninety (90) days following the closing date of this offering for the purpose of obtaining Stockholder Approval (as defined below), with the recommendation of our Board of Directors that such proposals are approved, and we shall solicit proxies from our stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management appointed proxyholders shall vote their proxies in favor of such proposals. If we do not obtain Stockholder Approval at the first meeting, we shall call a meeting every six (6) months thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Purchase Warrants are no longer outstanding. “Stockholder Approval” means such approval to the extent required by the applicable rules and regulations of the Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company with respect to the issuance of all the Warrant Shares upon the exercise the Purchase Warrants.

We will receive gross proceeds from the concurrent private placement transaction solely to the extent such Purchase Warrants are exercised for cash.

The Purchase Warrants and the Class A common stock issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying base prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, the investors may only sell Class A common stock issued upon exercise of the Purchase Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Series A Warrants and form of Series B Warrants, each to be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of the Series A Warrants and Series B Warrants for a complete description of the terms and conditions of these Purchase Warrants.

Purchase Warrants

Overview. Each Purchase Warrant offered hereby will be a warrant to purchase one share of Class A common stock and will have an initial exercise price equal to $2.17 per share. As stated above, the Purchase Warrants will become exercisable on the Stockholder Approval Date for the issuance of the shares of our Class A common stock issuable upon exercise of the Purchase Warrants. The Series A Warrants will expire five and one-half years following the Stockholder Approval Date and the Series B Warrants will expire 18 months following the Stockholder Approval Date. The exercise price and number of shares of Class A common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Class A common stock and the exercise price. The Purchase Warrants will be issued separately from the shares of our Class A common stock and the Pre-Funded Warrants.

Exercise Limitation. The holder will not have the right to exercise any portion of the Purchase Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants. However, the holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Purchase Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A common stock.

Cashless Exercise. If at the time of exercise of a Purchase Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the Warrant Shares, in lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of any Purchase Warrants in payment of the aggregate exercise price, the holder may, at its option, instead receive upon such exercise (either in whole or in part) only the net number of shares of Class A common stock determined according to a formula set forth in the Purchase Warrants.

Transferability. Subject to applicable laws, the Purchase Warrants may be offered for sale, sold, transferred or assigned without our consent.

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Exchange Listing. There is no established trading market for the Purchase Warrants and we do not expect a market to develop. in addition, we do not intend to apply for the listing of the Purchase Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Purchase Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Purchase Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our Class A common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Purchase Warrants following such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Purchase Warrants have the right to require us or a successor entity to redeem the Purchase Warrants for cash in the amount of the Black Scholes Value (as defined in each Series A Warrant and Series B Warrant) of the unexercised portion of the Purchase Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Purchase Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Purchase Warrant that is being offered and paid to the holders of our Class A common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our Class A common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of shares of our Class A common stock, the holder of a Purchase Warrants does not have the rights or privileges of a holder of our Class A common stock, including any voting rights, until the holder exercises the Purchase Warrant.

Resale/Registration Rights. We are required within 30 days of the closing of the date of the Securities Purchase Agreement (the “Closing Date”) to file a registration statement providing for the resale of the Warrant Shares. We are required to use commercially reasonable efforts to cause such registration to become effective within 60 days following the Closing Date (or within 90 calendar days following the Closing Date if the SEC has elected to review such registration statement) and to keep such registration statement effective at all times until no investor owns any Purchase Warrants or Warrant Shares.

Placement Agent Warrants

We have also agreed to issue to H.C. Wainwright & Co., LLC (or its permitted assignees) Placement Agent Warrants to purchase a number of shares of our Class A common stock equal to 6.0% of the aggregate number of shares of Class A common stock and Pre-Funded Warrants included in this offering, or 27,650 shares of Class A common stock. The Placement Agent Warrants and the shares of our Class A common stock issuable thereunder are not being registered pursuant to this prospectus supplement and the accompanying prospectus. The Placement Agent Warrants will have substantially the same terms as the Purchase Warrants described above, except that the Placement Agent Warrants will have an exercise price of $2.7125 per share (representing 125% of the combined purchase price per share of our Class A common stock and accompanying Purchase Warrant) and will expire five (5) years following the commencement of the sales pursuant to this offering. The summary of certain terms and provisions of the Placement Agent Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of the Placement Agent Warrant, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

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PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC to act as our exclusive Placement Agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying base prospectus. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of the securities, and the Placement Agent will have no authority to bind us by virtue of the engagement agreement. The Placement Agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering. The Placement Agent has no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying base prospectus. We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. We may not sell the entire amount of shares of our Class A common stock and Pre-Funded Warrants offered pursuant to this prospectus supplement.

We expect to deliver the shares of our Class A common stock and Pre-Funded Warrants being offered pursuant to this prospectus supplement and accompanying base prospectus on or about July 29, 2024, subject to satisfaction of customary closing conditions.

We have agreed to indemnify the Placement Agent against specified liabilities relating to or arising out of the agent’s activities as placement agent.

Fees and Expenses

We have agreed to pay the Placement Agent in connection with this offering (i) a cash fee equal to 7.0% of the aggregate gross proceeds of this offering, (ii) $30,000 for non-accountable expenses, and (iii) $15,950 for clearing fees.

In addition, upon any exercise for cash of any Purchase Warrants, subject to FINRA Rule 5110, we have agreed to pay the Placement Agent within five (5) business days of the receipt by us of the exercise price a cash fee of 7.0% of the aggregate gross exercise price paid in cash with respect thereto.

We estimate that the total expenses payable by us in connection with this offering, excluding the Placement Agent fees and expenses referred to above, will be approximately $134,000.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent, or its designees, at the closing of this offering, the Placement Agent Warrants to purchase 6.0% of the number of shares of our Class A common stock and Pre-Funded Warrants sold in this offering (or warrants to purchase up to 27,650 shares of our Class A common stock), at an exercise price of $2.7125 per share (representing 125% of the offering price per share of our Class A common stock and accompanying Purchase Warrant). The Placement Agent Warrants and the shares of our Class A common stock issuable upon exercise thereof are not being registered pursuant to this prospectus supplement and accompanying base prospectus.

The Placement Agent Warrants will be exercisable immediately upon issuance and will expire five (5) years from the commencement of sales in the offering.

Except as provided above, the Placement Agent Warrants will have substantially the same terms as the Purchase Warrants issued to the investors in the concurrent private placement.

Tail Financing Payments

We have also agreed to pay the Placement Agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the Placement Agent during the term of the engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the termination or expiration of our engagement agreement.

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Lock-up Agreement; Variable Rate Transactions

We have agreed to be subject to a lock-up for a period of 75 days following the date of closing of the offering pursuant to this prospectus supplement and accompanying base prospectus. This means that, during the applicable lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our Class A common stock or their equivalents, subject to certain exceptions. In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our Class A common stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of six (6) months following the closing date of this offering (referred to as a Variable Rate Transaction in the Securities Purchase Agreement).

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by Wainwright acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationships

From time to time, the Placement Agent has provided and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. The Placement Agent acted as our exclusive placement agent for the registered direct offerings we consummated in February 2023, for which it received or may in the future receive compensation. Except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any services.

Listing of our Class A Common Stock

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “MSGM.” There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Blank Rome LLP.

EXPERTS

The consolidated financial statements of Motorsport Games Inc. as of December 31, 2023 and 2022 and for the fiscal years then ended, have been audited by Grant Thornton LLP, independent registered public accounting firm, as set forth in their report thereon, included in Motorsport Games Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about Motorsport Games, Inc. is contained at our website, www.motorsportgames.com. Information on our website is not incorporated by reference into this prospectus supplement. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act including those made after the date of this prospectus supplement and before the completion of the offerings of the securities included in this prospectus supplement:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on April 1, 2024 (File No. 001-39868);

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 7, 2024 (File No. 001-39868);

●	Our Current Reports on Form 8-K filed with the SEC on January 29, 2024, February 6, 2024, April 18, 2024, May 1, 2024, May 20, 2024, May 23, 2024, June 5, 2024, June 12, 2024, and July 10, 2024 (other than as indicated therein) (File No. 001-39868); and

●	The description of our Class A common stock set forth in (i) our registration statement on Form 8-A12B, filed with the SEC on January 7, 2021 (File No. 001-39868) and (ii) Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on April 1, 2024 (File No. 001-39868) entitled “Description of Motorsport Games Inc.’s Securities Registered under Section 12 of the Exchange Act”.

Any statement contained in this prospectus supplement, the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequent prospectus supplement or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus supplement) from our website (www.motorsportgames.com) or by writing or calling us at the following address and telephone number:

Motorsport Games Inc.

5972 NE 4th Avenue

Miami, Florida 33137

Attention: Corporate Secretary

(305) 507-8799

S-14

PROSPECTUS

$100,000,000

Class A Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

and

7,000,000 Shares of Class A Common Stock Offered by Selling Stockholder

We may offer and sell, from time to time in one or more offerings, up to an aggregate amount of $100,000,000 of our Class A common stock, preferred stock, warrants, subscription rights and units, in any combination. In addition, the selling stockholder named in this prospectus may offer and sell, from time to time, up to 7,000,000 shares of our Class A common stock under this prospectus. We will not receive any of the proceeds from the sale of our Class A common stock by the selling stockholder.

This prospectus provides you with a general description of the securities offered. Each time we, and if applicable the selling stockholder, offer and sell securities, we or the selling stockholder will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholder may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “MSGM.” On January 27, 2022, the last reported sale price of our Class A common stock on the Nasdaq Capital Market was $3.40 per share.

As of January 27, 2022, the aggregate market value of our outstanding Class A common stock held by non-affiliates was approximately $15.7 million based on 4,605,564 shares of Class A common stock held by non-affiliates on such date, and based on the last reported sale price of our Class A common stock on the Nasdaq Capital Market on such date of $3.40 per share. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Class A common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Class A common stock held by non-affiliates is less than $75 million. During the prior 12 calendar month period ending on, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities described in this prospectus from time to time and in one or more offerings up to an aggregate dollar amount of $100,000,000. This prospectus provides you with a general description of our securities that we may offer, which is not meant to be a complete description of each of the securities.

In addition, under this shelf registration process, the selling stockholder named herein may, from time to time, sell shares of our Class A common stock offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling stockholder of such shares of our Class A common stock.

To the extent required by applicable law, each time we or the selling stockholder sell securities, we or the selling stockholder will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Neither we, nor the selling stockholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to the “Company,” “we,” “us” and “our” refer to Motorsport Games Inc., a Delaware corporation, and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Motorsport Games is a leading racing game developer, publisher and esports ecosystem provider of official motorsport racing series throughout the world, including NASCAR, the iconic 24 Hours of Le Mans endurance race and the associated FIA World Endurance Championship, the British Touring Car Championship, INDYCAR and others. Through the support of our majority stockholder, Motorsport Network, LLC (“Motorsport Network”), whose mission is to be the leading, independent voice for the global motorsport and automotive industries and their fans, Motorsport Games’ corporate mission is to create the preeminent motorsport gaming and esports entertainment ecosystem by delivering the highest quality, most sophisticated and innovative experiences for racers, gamers and fans of all ages. Our products and services target a large and underserved global motorsport audience.

Started in 2018 as a wholly-owned subsidiary of Motorsport Network, we develop and publish multi-platform racing video games including for game consoles, personal computers (PCs) and mobile platforms through various retail and digital channels, including full-game and downloadable content (sometimes known as “games-as-a-service”). Since our formation, our NASCAR video games have sold over one million copies for game consoles and PCs.

Corporate Information

Motorsport Gaming US LLC was organized as a limited liability company on August 2, 2018 under the laws of the State of Florida. On January 8, 2021, Motorsport Gaming US LLC converted into a Delaware corporation pursuant to a statutory conversion and changed its name to Motorsport Games Inc. in connection with our initial public offering. Effective as of January 8, 2021, 100% of the membership interests held by the sole member of Motorsport Gaming US LLC, Motorsport Network, converted into an aggregate of (i) 7,000,000 shares of Class A common stock of Motorsport Games Inc. and (ii) 7,000,000 shares of Class B common stock of Motorsport Games Inc., representing all of the outstanding shares of Class A and Class B common stock immediately following the corporate conversion.

Our principal executive offices are located at 5972 NE 4th Avenue Miami, FL 33137, and our telephone number is (305) 507-8799. Our website address is www.motorsportgames.com. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

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Securities That May Be Offered

Issuer	Motorsport Games Inc., a Delaware corporation
Securities Offered
Primary Securities Offered

We may offer up to $100,000,000 of:

● Class A common stock;

● preferred stock;

● warrants;

● subscription rights; and

● units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

Secondary Securities Offered	The selling stockholder may offer up to 7,000,000 shares of our Class A common stock.
Use of Proceeds
Primary Offering

We intend to use the net proceeds from the sale of any securities offered by us for general corporate purposes, which includes working capital, potential acquisitions, retirement of debt and other business opportunities, unless otherwise indicated in the applicable prospectus supplement.

Secondary Offering	We will not receive any proceeds from the sale of the shares of our Class A common stock by the selling stockholder
Risk Factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, and any other risk factors described in a prospectus supplement and in the documents incorporated herein and therein by reference, for a discussion of certain factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Trading Symbol	MSGM

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of federal securities laws, including statements that involve expectations, plans or intentions, such as, but not limited to, those relating to:

●	our future business, results of operations, financial condition and/or liquidity, including with respect to the ongoing effects of the COVID-19 pandemic;

●	new or planned products or offerings;

●	our intention to expand our license arrangements to other internationally recognized racing series and the platforms we operate on;

●	our expectation that having a broader product portfolio will improve our operating results and provide a revenue stream that is less cyclical based on the release of a single game per year;

●	our plans to drive ongoing engagement and incremental revenue from recurrent consumer spending on our titles through in-game purchases and extra content;

●	our expectation that we will continue to derive significant revenues from sales of our products to a very limited number of distribution partners;

●	our belief that additions to our existing portfolio of games centered around popular licensed racing series will provide us the opportunity to further grow our esports business by having more titles to produce our esports events;

●	our expectation that we will continue to invest in technology, hardware and software to support our games and services, including with respect to security protections;

●	our intention to continue to look for opportunities to expand the recurring portion of our business;

●	our liquidity;

●	our belief that we may choose to raise additional funds at any time through equity or debt financing arrangements, which may or may not be needed for additional working capital, capital expenditures or other strategic investments, as well as our cash flows and anticipated uses of cash;

●	our beliefs regarding the impact of any claims and litigation that we are subject to;

●	industry trends;

●	potential acquisitions; and

●	management strategies.

We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify some forward-looking statements, but not all forward-looking statements include these words. Forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. You are cautioned that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We discuss in greater detail many of these risks in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto, and in our subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. These include, but are not limited to, the following principal risks:

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●	If we do not consistently deliver popular products or if consumers prefer competing products, our business may be negatively impacted.

●	Our business and products are highly concentrated in the racing game genre, and our operating results may suffer if consumer preferences shift away from this genre.

●	If we do not provide high-quality products in a timely manner, our business operations, financial performance, financial condition, liquidity, cash flows and/or results of operations may be negatively impacted.

●	The ongoing and prolonged COVID-19 pandemic has impacted our operations and could continue to adversely affect our business operations, financial performance, financial condition, liquidity, cash flows and/or results of operations, the extent of which is uncertain and difficult to predict.

●	Declines in consumer spending and other adverse changes in the economy could have a material adverse effect on our business, financial condition, liquidity, cash flows and/or operating results.

●	We depend on a relatively small number of franchises for a significant portion of our revenues and profits.

●	Our ability to acquire and maintain licenses to intellectual property, especially for sports titles, affects our revenues and profitability.

●	The importance of retail sales to our business exposes us to the risks of that business model.

●	We primarily depend on a single third-party distribution partner to distribute our games for the retail channel, and our ability to negotiate favorable terms with such partner and its continued willingness to purchase our games is critical for our business.

●	We plan to continue to generate a portion of our revenues from advertising and sponsorship during our esports events. If we are unable to attract more advertisers and sponsors to our gaming platform, tournaments or competitions, our revenues may be adversely affected.

●	We are reliant on the retention of certain key personnel and the hiring of strategically valuable personnel, and we may lose or be unable to hire one or more of such personnel, which could adversely affect our ability to achieve our business plans and financial objectives.

●	The success of our business relies heavily on our marketing and branding efforts, and these efforts may not be accepted by consumers to the extent we planned.

●	If we do not adequately address the shift to mobile device technology by our customers, operating results could be harmed and our financial performance, financial condition, liquidity, cash flows and/or growth plans could be negatively affected.

●	Failure to adequately protect our intellectual property, technology and confidential information could harm our business and operating results.

●	Motorsport Network controls more than a majority of our Class A common stock and holds all of Class B common stock and therefore it has the ability to exert significant control over the direction of our business, which could prevent other stockholders from influencing significant decisions regarding our business plans and other matters.

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●	If we are no longer controlled by or affiliated with Motorsport Network, we may be unable to continue to benefit from that relationship, which may adversely affect our operations and have a material adverse effect on us and our financial performance, financial condition, liquidity and/or cash flows.

●	We have incurred significant losses since our inception, and we may continue to experience losses in the future, which could adversely impact our ability to invest in new product development, marketing, advertising and other activities that are important to achieving our business plans and financial objectives.

●	Our limited operating history makes it difficult to evaluate our current business and future prospects, and we may not be able to effectively grow our business or implement our business strategies.

●	We are an emerging growth company and a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to us will make our Class A common stock less attractive to investors.

●	The dual class structure of our common stock may adversely affect the trading market for our Class A common stock.

●	Higher than anticipated payments, costs, expenses and liabilities or other unanticipated consequences arising from pending or future litigation.

●	Less than expected liquidity or the unavailability of additional sources of funds from equity or debt financing arrangements, from less than anticipated cash generated by our operations, from less than expected availability of funds under the promissory note from Motorsport Network, from higher than expected operating expenses (such as higher than expected capital expenditures, debt service payments and costs, cash tax payments, acquisitions, joint ventures and/or licensing arrangements, costs related to litigation, advertising, promotional and marketing activities or for product sales returns by our customers or otherwise), from the inability to efficiently manage cash and working capital and/or from macroeconomic trends, such as higher inflation and interest rates and taxes.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from our sale of securities offered by this prospectus for general corporate purposes, which includes working capital, potential acquisitions, retirement of debt and other business opportunities. The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of our offerings. The specific allocations of the proceeds we receive from our sale of our securities will be described in the applicable prospectus supplement.

We will not receive any proceeds from the sale of the shares of our Class A common stock by the selling stockholder.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of Class A common stock, par value $0.0001 per share, 7,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, we had 11,673,587 shares of Class A common stock and 7,000,000 shares of Class B common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation, our bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This description is not complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation and our bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the DGCL. You should read our certificate of incorporation, our bylaws and the applicable provisions of the DGCL for a complete statement of the provisions described below and for other provisions that may be important to you. For information on how to obtain copies of our certificate of incorporation and our bylaws, see “Where You Can Find Additional Information.”

Common Stock

Prior to January 8, 2021, we operated as a Florida limited liability company under the name Motorsport Gaming US LLC. On January 8, 2021, Motorsport Gaming US LLC converted into a Delaware corporation pursuant to a statutory conversion and changed its name to Motorsport Games Inc.

Effective as of January 8, 2021, 100% of the membership interests held by the sole member of Motorsport Gaming US LLC, Motorsport Network, converted into an aggregate of (i) 7,000,000 shares of Class A common stock of Motorsport Games Inc. (the “MSN Initial Class A Shares”) and (ii) 7,000,000 shares of Class B common stock of Motorsport Games Inc., representing all of the outstanding shares of Class A and Class B common stock immediately following the corporate conversion. Motorsport Network is the only holder of shares of our Class B common stock and does not have any transfer, conversion, registration or economic rights with respect to such shares of Class B common stock. In the event Motorsport Network or its affiliates relinquish beneficial ownership of any of the MSN Initial Class A Shares at any time, one share of Class B common stock held by Motorsport Network will be cancelled for each such MSN Initial Class A Share no longer beneficially owned by Motorsport Network or its affiliates. Any pledge of MSN Initial Class A Shares by Motorsport Network or its affiliates will not constitute a relinquishment of such beneficial ownership. The MSN Initial Class A Shares and shares of Class B common stock held by Motorsport Network will be adjusted in equal proportions for any stock dividend, stock split or similar transaction undertaken by the Company.

Voting Rights

Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and holders of our Class B common stock are entitled to 10 votes for each share held on all matters submitted to a vote of stockholders. The holders of our Class A common stock and Class B common stock will vote together as a single class, unless otherwise required by law. Under our certificate of incorporation, approval of the holders of a majority of the Class B common stock will be required to increase or decrease the number of authorized shares of our Class B common stock, and the approval of two-thirds of the Class B common stock will be required to amend or repeal, or adopt any provision inconsistent with, or otherwise alter, any provision of our certificate of incorporation that modifies the voting, par value, conversion or other rights, powers, preferences, special rights, privileges or restrictions of the Class B common stock. In addition, Delaware law could require either holders of our Class A common stock or our Class B common stock to vote separately as a single class in the following circumstances:

●	if we were to seek to amend our certificate of incorporation to increase or decrease the aggregate number of authorized shares or par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment; and

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●	if we were to seek to amend our certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of a class of stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of shares of Class A common stock are entitled to dividends when and as declared by our board of directors from funds legally available therefor if, as and when determined by our board of directors in its sole discretion, subject to provisions of law and any provision of our certificate of incorporation, as amended from time to time. The holder of Class B common stock will not be entitled to receive any dividends with respect to the shares of Class B common stock, except dividends payable in shares of Class B common stock or rights to acquire shares of Class B common stock that may be declared and paid to the holder of Class B common stock to proportionally adjust for dividends payable in shares of Class A common stock or rights to acquire shares of Class A common stock that are declared and paid to the holders of Class A common stock.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Class A common stock and any participating preferred stock outstanding at that time will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock. The holder of Class B common stock will not be entitled to receive any liquidation distributions with respect to the shares of Class B common stock.

Fully Paid and Non-Assessable

All outstanding shares of our Class A common stock are duly authorized, validly issued, fully paid and non-assessable.

Other Matters

There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to our common stock.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue up to 1,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our Company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

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We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we may offer. We will describe in the applicable prospectus supplement the terms of the series of preferred stock that we may offer, including, to the extent applicable:

●	the title and stated value;

●	the number of shares we may offer;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if applicable;

●	the provisions for a sinking fund, if applicable;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of material U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

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Anti-Takeover Provisions

Certain provisions of Delaware law, as well as our certificate of incorporation and our bylaws, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. These provisions include the items described below. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL, which generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented. These provisions may have the effect of delaying, deferring or preventing changes in control of our Company.

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Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:

Dual Class Stock

As described above in “—Common Stock—Voting,” our certificate of incorporation provides for a dual class common stock structure, which will provide the holder of Class B common stock with significant influence over matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our Company or its assets.

Each share of Class A common stock is entitled to one vote, while each share of Class B common stock is entitled to ten votes. Motorsport Network is the only holder of shares of our Class B common stock and does not have any transfer, conversion, registration or economic rights with respect to such shares of Class B common stock. In the event Motorsport Network or its affiliates relinquish beneficial ownership of any of the MSN Initial Class A Shares at any time, one share of Class B common stock held by Motorsport Network will be cancelled for each such MSN Initial Class A Share no longer beneficially owned by Motorsport Network or its affiliates. Any pledge of MSN Initial Class A Shares by Motorsport Network or its affiliates will not constitute a relinquishment of such beneficial ownership. The MSN Initial Class A Shares and shares of Class B common stock held by Motorsport Network will be adjusted in equal proportions for any stock dividend, stock split or similar transaction undertaken by the Company.

Board of Directors Vacancies

Our certificate of incorporation and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors and promotes continuity of management.

Stockholder Action; Special Meeting of Stockholders

Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect any potential acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

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Removal of Directors

Our certificate of incorporation provides that directors may only be removed for cause and upon the affirmative vote of a majority of the outstanding voting power of our capital stock voting together as a single class.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Amendment of Charter and Bylaw Provisions

Amendments to our certificate of incorporation will require the approval of two-thirds of the outstanding voting power of our common stock. Our certificate of incorporation and bylaws provide that approval of stockholders holding two-thirds of our outstanding voting power voting as a single class is required for stockholders to amend or adopt any provision of our bylaws.

Issuance of Undesignated Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Limits on Ability of Stockholders to Act by Written Consent

Our certificate of incorporation and bylaws provide that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, no stockholder, regardless of how large its holdings of our stock are, would be able to amend our bylaws or remove directors without holding a stockholders’ meeting.

Board Classification

Our board of directors is divided into two classes, with an alternating class being elected each year by our stockholders. The directors in each class will serve for a two-year term. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us because it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board.

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Exclusive Forum

Our certificate of incorporation and bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws or (iv) any action asserting a claim that is governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware; provided that the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our certificate of incorporation and bylaws also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, these provisions may have the effect of discouraging lawsuits against us or our directors and officers. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been successfully challenged in legal proceedings. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Worldwide Stock Transfer, LLC. The transfer agent’s address is One University Plaza, Suite 505, Hackensack, New Jersey 07601 and its telephone number is (201) 820-2008.

Listing

Our Class A common stock is listed on the Nasdaq Capital Market under the trading symbol “MSGM.”

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A common stock or preferred stock or a combination thereof. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants would be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants would be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of Class A common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the date, if any, on and after which the warrants and the related preferred stock or Class A common stock would be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants would commence and the date on which the right would expire;

●	a discussion of certain U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Until any warrants to purchase shares of our Class A common stock or preferred stock are exercised, the holders of the warrants would not have any rights of holders of the underlying Class A common stock or preferred stock, including any rights to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our Class A common stock or preferred stock or a combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement and any incorporated documents relating to any rights that we offer would include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the price, if any, for the subscription rights;

●	the exercise price payable for the Class A common stock, preferred stock or other securities upon the exercise of the subscription right;

●	the number of subscription rights issued to each securityholder;

●	the amount of Class A common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;

●	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

●	the extent to which the subscription rights would be transferable;

●	the date on which the right to exercise the subscription rights would commence, and the date on which the subscription rights would expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with any offering of subscription rights;

●	a discussion of certain U.S. federal income tax consequences applicable to any rights offering; and

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we would issue under a separate agreement. We may enter into unit agreements with a unit agent. We would indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements would contain additional important terms and provisions. We would file as an exhibit to the registration statement of which this prospectus is a part, or would incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units would be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units would be issued;

●	the date, if any, on and after which the constituent securities comprising the units would be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

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SELLING STOCKHOLDER

Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes Motorsport Network and its pledgees, donees, transferees, assignees and others who later come to hold some or all of the Class A common stock being offered by the selling stockholder pursuant to this prospectus. We have prepared this prospectus to allow the selling stockholder to sell or otherwise dispose of, from time to time, up to 7,000,000 shares of our Class A common stock. We will not receive any proceeds from the sale of shares by the selling stockholder.

Prior to January 8, 2021, we operated as a Florida limited liability company under the name Motorsport Gaming US LLC. On January 8, 2021, Motorsport Gaming US LLC converted into a Delaware corporation pursuant to a statutory conversion and changed its name to Motorsport Games Inc.

Effective as of January 8, 2021, 100% of the membership interests held by the sole member of Motorsport Gaming US LLC, Motorsport Network, converted into an aggregate of (i) 7,000,000 shares of Class A common stock of Motorsport Games Inc. and (ii) 7,000,000 shares of Class B common stock of Motorsport Games Inc., representing all of the outstanding shares of Class A and Class B common stock immediately following the corporate conversion. Motorsport Network is the only holder of shares of our Class B common stock and does not have any transfer, conversion, registration or economic rights with respect to such shares of Class B common stock. In the event Motorsport Network or its affiliates relinquish beneficial ownership of any of the MSN Initial Class A Shares at any time, one share of Class B common stock held by Motorsport Network will be cancelled for each such MSN Initial Class A Share no longer beneficially owned by Motorsport Network or its affiliates. Any pledge of MSN Initial Class A Shares by Motorsport Network or its affiliates will not constitute a relinquishment of such beneficial ownership. The MSN Initial Class A Shares and shares of Class B common stock held by Motorsport Network will be adjusted in equal proportions for any stock dividend, stock split or similar transaction undertaken by the Company.

The following table sets forth, as of the date of this prospectus, certain information regarding the beneficial ownership of our common stock by the selling stockholder and the shares of our Class A common stock being offered by the selling stockholder pursuant to this prospectus. The applicable percentage ownership of common stock is based on approximately 11,673,587 shares of Class A common stock and 7,000,000 shares of Class B common stock outstanding as of February 1, 2022. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

See the section entitled “Certain Relationships and Related Transactions” in our definitive proxy statement on Schedule 14A filed with the SEC on April 26, 2021, which is incorporated by reference into this prospectus, for a description of material relationships between us and the selling stockholder.

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The information in the table is supplied by the selling stockholder. We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below.

	Shares Beneficially Owned						Shares Beneficially Owned After Sale of All Class A Shares Offered Hereby by Selling Stockholder
	Class A		Class B				Class A		Class B
Name of Selling Stockholder	Shares	%	Shares	%	% of Total Voting Power(1)	Maximum Number of Class A Shares Offered	Shares	%	Shares	%	% of Total Voting Power(1)
Motorsport Network, LLC(2)	7,000,000	59.96%	7,000,000	100%	94.28%	7,000,000	—	—%	—	—%	—%

(1)	Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes.

(2)	Mike Zoi is the manager of Motorsport Network and has sole voting and dispositive power with respect to the shares held by Motorsport Network.

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PLAN OF DISTRIBUTION

Primary Offering

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by us under this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by us under this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities offered by us from time to time. Any agent involved in our offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by us under this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by us under this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with our sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities offered by us as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with our offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities offered by us may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by us may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A common stock offered by us would be listed on the Nasdaq Capital Market, but any other securities offered by us may or may not be listed on a national securities exchange. To facilitate our offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities offered by us by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if such securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities offered by us at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions would be an underwriter and, if not identified in this prospectus, would be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities by us.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Secondary Offering

The selling stockholder, including its pledgees, donees, transferees, assignees and others who later come to hold some or all of the Class A common stock being offered by the selling stockholder pursuant to this prospectus, may from time to time offer some or all of the shares of Class A common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

We will not receive any proceeds from the sale of shares by the selling stockholder. The selling stockholder may sell the shares of Class A common stock covered by this prospectus from time to time, and may also decide not to sell all or any of the shares of Class A common stock that it is allowed to sell under this prospectus. The selling stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholder in one or more types of transactions, which may include:

●	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of Class A common stock for whom they may act as agent;

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●	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the shares of Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	ordinary brokerage transactions or transactions in which a broker solicits purchases;

●	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

●	the pledge of shares of Class A common stock for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares of Class A common stock;

●	short sales or transactions to cover short sales relating to the shares of Class A common stock;

●	one or more exchanges or over-the-counter market transactions;

●	through distribution by the selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

●	privately negotiated transactions;

●	the writing of options, whether the options are listed on an options exchange or otherwise;

●	distributions to creditors and equity holders of the selling stockholder; and

●	any combination of the foregoing, or any other available means allowable under applicable law.

The selling stockholder may also resell all or a portion of its Class A common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

The selling stockholder may enter into sale, forward-sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward-sale or derivative transactions, the third parties may sell securities covered by this prospectus or the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus, but are exchangeable for or represent beneficial interests in the Class A common stock. The third parties also may use shares received under those sale, forward-sale or derivative arrangements or shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle such third-party sales or to close out any related open borrowings of Class A common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In addition, the selling stockholder may engage in hedging transactions with broker-dealers in connection with distributions of Class A common stock or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell securities short and redeliver securities to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling stockholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Class A common stock so loaned or pledged pursuant to this prospectus or under Rule 144. Such borrower or pledgee also may transfer those shares of Class A common stock to investors in our securities or the selling stockholder’s securities or in connection with the offering of other securities not covered by this prospectus.

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To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

●	the name of the selling stockholder and the participating broker-dealer;

●	the number of shares of Class A common stock offered;

●	the price of such Class A common stock;

●	the proceeds to the selling stockholder from the sale of such Class A common stock;

●	the names of the underwriters or agents, if any;

●	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

●	any discounts or concessions allowed or paid to dealers.

In connection with sales of Class A common stock covered hereby, the selling stockholder and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling stockholder and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Because the selling stockholder may be deemed to be an “underwriter” under the Securities Act, the selling stockholder must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the Nasdaq Capital Market in accordance with Rule 153 under the Securities Act.

We or the selling stockholder may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholder or its affiliates in the ordinary course of business.

The selling stockholder will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Class A common stock by the selling stockholder. Regulation M may also restrict the ability of any person engaged in the distribution of the Class A common stock to engage in market-making activities with respect to the Class A common stock. These restrictions may affect the marketability of such Class A common stock.

In order to comply with applicable securities laws of some states, the Class A common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Class A common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any Class A common stock of the selling stockholder covered by this prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Snell & Wilmer L.L.P., Los Angeles, California. Additional legal matters may be passed upon for us, the selling stockholder or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Motorsport Gaming US LLC and subsidiaries as of December 31, 2020 and 2019 and for the fiscal years then ended, have been audited by Dixon Hughes Goodman LLP, independent registered public accounting firm, as set forth in their report thereon, included in Motorsport Games Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

We maintain a website at www.motorsportgames.com. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”), filed with the SEC on March 24, 2021;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 17, 2021, August 11, 2021 and November 4, 2021, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on January 15, 2021, January 27, 2021, February 18, 2021, February 19, 2021, March 3, 2021, March 12, 2021, March 15, 2021, March 22, 2021, April 1, 2021, April 2, 2021, April 20, 2021, April 22, 2021, June 21, 2021, July 15, 2021 (other than with respect to Item 7.01 and Exhibit 99.1), August 25, 2021, September 7, 2021, January 10, 2022 and January 21, 2022;

●	the information specifically incorporated by reference in the 2020 Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2021; and

●	the description of our Class A common stock set forth in our Registration Statement on Form 8-A (File No. 001-39868), filed with the SEC on January 7, 2021, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Motorsport Games Inc.

5972 NE 4th Avenue

Miami, FL 33137

Attention: Corporate Secretary

(305) 507-8799

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351,928 shares of our Class A common stock

Pre-Funded Warrants to Purchase up to 108,902 shares of our Class A common stock

Shares of Common Stock Underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

July 26, 2024